CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment to Registration Statement File No. 033-52050 on Form S-6 of our report dated March 27, 2024, relating to the financial statements comprising each of the Sub-Accounts of New England Variable Life Separate Account, appearing in the Prospectus Supplement, which is part of such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus Supplement.
/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
April 24, 2024